THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

          This Third Amendment to Amended and Restated Loan Agreement (the “Third Amendment”) is made as of the 4th of May, 2006 by and among

          REX RADIO AND TELEVISION, INC., an Ohio corporation (“Rex Radio”), as lead borrower (in such capacity, “Lead Borrower”), for itself and the other Borrowers being KELLY & COHEN APPLIANCES, INC., an Ohio corporation (“Kelly”), REX ALABAMA, INC., an Ohio corporation (“Rex Alabama”), REX KANSAS, INC., a Kansas corporation (“Rex Kansas”), REXSTORES.COM, INC., an Ohio corporation (“Rex Internet”), and STEREO TOWN, INC., a Georgia corporation (“Stereo Town”); and

          REX STORES CORPORATION, a Delaware corporation (the “Parent”); and

          the LENDERS party hereto; and

          BANK OF AMERICA, N.A., f/k/a Fleet Retail Group, Inc., as agent for the Lenders, a Delaware corporation, having a place of business at 40 Broad Street, Boston, Massachusetts 02109; and

          KEYBANK NATIONAL ASSOCIATION, as Syndication Agent; in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

RECITALS

          A.          The Lead Borrower, the other Borrowers, the Agent, the Lenders, and the Syndication Agent have entered into an Amended and Restated Loan Agreement dated as of September 14, 2004 (as amended and in effect, the “Loan Agreement”).

          B.          The Borrowers, the Agent, the Parent, the Lenders, and the Syndication Agent have agreed to amend certain provisions of the Loan Agreement all as set forth herein.

          NOW THEREFORE, it is hereby agreed as follows:

     1.  Amendments to Loan Agreement.

(a)	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

(b)	Amendments to Section 1.01.

(i) The definition of “Borrowing Base” is hereby deleted in its entirety, and the following is inserted in its place:

“Borrowing Base” shall mean at any time of calculation, an amount equal to:

(a) the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate, plus

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          (b) the greater of (i) Appraised Value of Eligible Inventory, net of Inventory Reserves, multiplied by the Appraisal Percentage or (ii) the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the Inventory Advance Rate, plus

(c) the FMV of Eligible Real Estate multiplied by the Real Estate Advance Rate, plus

(d) 100% of all Eligible Cash on Hand, minus

(d) the then amount of all Availability Reserves.”

(ii) The following is added in the proper alphabetical order in Section 1.01:

          “Eligible Cash on Hand” means cash of a Borrower from time to time deposited in a DDA in the name of a Borrower, or other account acceptable to Agent, in each case which is maintained with the Agent (excluding any amounts on deposit in the Cash Collateral Account or in any other escrow, special purpose or restricted account, such as an account specifically designated for payroll or sales taxes) and is subject to a first perfected security interest in favor of the Agent for the benefit of itself and the other Credit Parties.”

	(c)	Amendment to Section 3.05. Section 3.05 is hereby amended by adding the following at the end thereof:

“(l) Eligible Cash on Hand may not be withdrawn from the applicable DDA or any other account with Agent in which it is held, thereby reducing the Borrowing Base, unless (i) no Default or Event of Default shall have occurred and be continuing or would result from such withdrawal and (ii) the Lead Borrower furnishes the Agent with (x) not less than three (3) days prior notice of such intended withdrawal and (y) a Borrowing Base Certificate as of the date of such proposed withdrawal reflecting that, after giving effect to such withdrawal, no Overadvance will result.”

2.	Conditions to Effectiveness. This Third Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

(a)

This Third Amendment shall have been duly executed and delivered by the Borrowers, the Parent, the Agent and the Required Lenders. The Agent shall have received a fully executed copy hereof and of each other document required hereunder.

(b)

All action on the part of the Borrowers and the Parent necessary for the valid execution, delivery and performance by the Borrowers and the Parent of this Third Amendment shall have been duly and effectively taken.

	(c)	The Borrowers and the Parent shall have provided such additional instruments, documents, and opinions of counsel to the Agent as the Agent and its counsel may have reasonably requested.

3.	Miscellaneous.

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(a)

Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. The Borrowers and the Parent each hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants therein contained. Without limiting the generality of the foregoing, the Borrowers and the Parent each hereby acknowledges, confirms and agrees that all Collateral shall continue to secure the Obligations as modified and amended pursuant to this Third Amendment, and any future modifications, amendments, substitutions or renewals thereof.

(b)

This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

(c)

This Third Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Third Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Third Amendment.

[SIGNATURE PAGES FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and their seals to be hereto affixed as the date first above written.

REX RADIO AND TELEVISION, INC., as Lead Borrower

By:	/s/ Douglas Bruggeman

Name: Douglas Bruggeman
Title: Vice President - Finance

KELLY & COHEN APPLIANCES, INC., as a Borrower

By:	/s/ Douglas Bruggeman

Name: Douglas Bruggeman
Title: Vice President - Finance

REX ALABAMA, INC., as a Borrower

By:	/s/ Douglas Bruggeman

Name: Douglas Bruggeman
Title: Vice President - Finance

REX KANSAS, INC., as a Borrower

By:	/s/ Douglas Bruggeman

Name: Douglas Bruggeman
Title: Vice President - Finance

REXSTORES.COM, INC., as a Borrower

By:	/s/ Douglas Bruggeman

Name: Douglas Bruggeman
Title: Vice President - Finance

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STEREO TOWN, INC., as a Borrower

By:	/s/ Douglas Bruggeman

Name: Douglas Bruggeman
Title: Vice President - Finance

REX STORES CORPORATION., as Parent

By:	/s/ Douglas Bruggeman

Name: Douglas Bruggeman
Title: Vice President - Finance

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BANK OF AMERICA, N.A., as Agent

By:	/s/ Peter Foley

Name: Peter Foley
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Peter Foley

Name: Peter Foley
Title: Vice President

JPMORGAN CHASE BANK, N.A. (as successor in interest to BANK ONE, DAYTON, N.A.), as a Lender

By:	/s/ Stephen Christ

Name: Stephen Christ
Title: Account Executive

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John P. Dunn

Name: John P. Dunn
Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as Syndication Agent

By:	/s/ John P. Dunn

Name: John P. Dunn
Title: Vice President

NATIONAL CITY BANK, DAYTON, as a Lender

By:	/s/ Donald W. Jennett

Name:	Donald W. Jennett

Title:	Vice President